EXHIBIT 8

TRANSACTIONS IN UNITS OF BENEFICIAL INTEREST OF THE TRUST FROM DECEMBER 5, 2003 UNTIL DECEMBER 15, 2003.

         The Reporting Persons engaged in the following transactions in Units of the Trust from December 5, 2003 until December 15, 2003.

                                       QUANTITY        PURCHASE                        TYPE OF
DATE OF TRANSACTION    PURCHASER       PURCHASED        PRICE      PRICE PER UNIT    TRANSACTION
------------------- --------------- --------------- -------------- -------------- -----------------
                                                                                     Open Market
     12/05/03           MOSHLP          120,025       $ 5,822.41       $ 0.05         Purchase
------------------- --------------- --------------- -------------- -------------- -----------------
                                                                                     Open Market
     12/09/03           MOSHLP          135,500         6,707.25         0.05         Purchase
------------------- --------------- --------------- -------------- -------------- -----------------
                                                                                     Open Market
     12/12/03           MOSHLP          471,875        23,150.19         0.05         Purchase
------------------- --------------- --------------- -------------- -------------- -----------------
                                                                                     Open Market
     12/15/03           MOSHLP          200,000         9,900.00         0.05         Purchase
------------------- --------------- --------------- -------------- -------------- -----------------